EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD, INC. FILES TORTIOUS INTERFERENCE LAWSUIT AGAINST SESSA CAPITAL ALLEGING OVER $200M IN POTENTIAL DAMAGES

Alleges Interference with Advisory Agreement between Ashford Inc. and Ashford Prime

DALLAS, March 23, 2016 – Ashford, Inc. (NYSE MKT: AINC) (“Ashford” or the “Company”) today announced that it has filed a lawsuit claiming tortious interference, together with additional claims, alleging monetary damages potentially exceeding $200 million as well as other non-monetary relief against Sessa Capital (“Sessa”) and its purported director nominees John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers and Chris D. Wheeler. The lawsuit, which was filed with the Dallas County District Clerk in Dallas County, Texas, seeks to enjoin Sessa and the other defendants from their wrongful acts of interference with the advisory agreement between the Company and Ashford Hospitality Prime, Inc. (“Ashford Prime”), which is not a party to the lawsuit, and to recover damages.

Through this complaint, the Company asserts that Sessa has intentionally (i) interfered with the performance of Ashford Prime’s contractual obligations to the Company under the Advisory Agreement by improperly waging a private and public campaign calculated to bully Ashford Prime into disregarding its contractual obligations regarding a termination fee payable to the Company under certain circumstances, (ii) sought to hinder the contractual obligation of the Board of Ashford Prime to evaluate and vet the integrity, qualifications and plans of the purported nominees that Sessa has put forth for election to the Board of Ashford Prime and (iii) deliberately casted confusion on the viability of the Company’s continued business relationship with Ashford Prime.

The complaint asserts that Sessa and the other defendants engaged in concerted, unlawful actions, seeking only to further a singular agenda; an agenda purposed on financially enriching themselves at the expense and detriment of the Company. Although, the Company remains committed to its legal obligations to Ashford Prime, the Company will not stand idly by without taking further action if Sessa’s intentional interference with the advisory agreement causes Ashford Prime to violate said agreement.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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